UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 31, 2015
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On March 31, 2015, pursuant to a definitive agreement dated as of January 17, 2015 (the “Agreement’), MCG Capital Corporation, a Delaware corporation (“MCG”), and RadioPharmacy Investors, LLC (“RadioPharmacy”) completed the sale through a merger 100% of its equity interest in RadioPharmacy’s subsidiary, Pharmalogic Holdings Corp., a Delaware corporation (“Pharmalogic”), to an entity (the “Purchaser”) owned by Webster Capital III, L.P. (the “Pharmalogic Sale Transaction”). The foregoing updates the Company’s prior disclosure on Form 8-K filed on January 20, 2015 of the entry into the Agreement for the Pharmalogic Sale Transaction.
As of December 31, 2014, MCG valued its equity investment in RadioPharmacy at $12.0 million. For the quarter ended March 31, 2015, MCG expects the Pharmalogic Sale Transaction to contribute approximately $0.6 million to its net asset value. The final impact on net asset value will be determined at the time the MCG financial statements for the quarter ended March 31, 2015 are finalized after the fair value process by the MCG’s board of directors.
At March 31, 2015, MCG had 37,074,117 shares outstanding.
In connection with the Pharmalogic Sale Transaction, MCG amended and restated its existing senior secured credit facility with Pharmalogic (the “Pharmalogic Credit Facility”) and provided first lien financing consisting of a $17.5 million term loan and a $1.0 million revolver at 8.5% to support the Pharmalogic Sale Transaction. The Pharmalogic Credit Facility matures on December 31, 2017.
The determination of the fair value of MCG’s investments is subject to the good faith determination by MCG’s board of directors, which is conducted no less frequently than quarterly, pursuant to MCG’s valuation policies and accounting principles generally accepted in the United States.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the MCG’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date:	April 1, 2015	By:	/s/ Beverly Jane Alley
Beverly Jane Alley
Chief Financial Officer